EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the following registration statements of Koala Corporation and in the related prospectuses of our report dated February 10, 1998, with respect to the consolidated financial statements of Koala Corporation incorporated by reference in this Form 10-KSB for the year ended December 31, 1997:

1. Registration Statement on Form S-3 (No. 33-85388) pertaining to the registration of 475,332 shares of Koala Corporation Common Stock.

2. Registration Statement on Form S-8 (No. 33-90134) pertaining to the registration of 200,000 shares of Koala Corporation Common Stock.



                                                               ERNST & YOUNG LLP
Denver, Colorado
March 27, 1998